Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

H.B. Fuller Company 401(k) & Retirement Plan:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151841) of the H.B. Fuller Company of our report dated June 24, 2015, which appears in this Annual Report on Form 11-K of the H.B. Fuller Company 401(k) & Retirement Plan for the year ended December 31, 2014.

By: /s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
June 24, 2015